SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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[_]	Preliminary Proxy Statement	[_]	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]	Definitive Proxy Statement
[_]	Definitive Additional Materials
[_]	Soliciting Material Pursuant to Section 240.14a-12

THEATER XTREME ENTERTAINMENT GROUP, INC.
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(Name of Registrant as Specified In Its Charter)
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

Theater Xtreme Entertainment Group, Inc.
250 Corporate Boulevard, Suite E & F
Newark, Delaware 19702
(302) 455-1334

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on November 21, 2006

To the Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Theater Xtreme Entertainment Group, Inc. (the “Company”) will be held on Tuesday, November 21, 2006, commencing at 12:00 p.m. local time, at 250 Corporate Boulevard, Suite E & F, Newark, Delaware 19702 (telephone: 302-455-1334).

The 2006 Annual Meeting of Shareholders of the Company will be held for the following purposes:

1. To elect five directors to serve until the next Annual Meeting of Shareholders following their election and until their successors have been duly elected and qualified, or until the director’s earlier death, resignation or removal;

2. To consider and ratify the Board’s appointment of Morison Cogen LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2007; and

3. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Only shareholders of record at the close of business on September 29, 2006, the record date, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, we urge you to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

Sincerely,

Justin Schakelman
Secretary
Newark, Delaware
October 26, 2006

THEATER XTREME ENTERTAINMENT GROUP, INC.
PROXY STATEMENT

Annual Meeting of Shareholders
November 21, 2006

SOLICITATION OF PROXIES, REVOCABILITY AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Theater Xtreme Entertainment Group, Inc., a Florida corporation (the “Company”), for use at the Annual Meeting of Shareholders or any postponement or adjournment thereof (the “Meeting”). The Meeting is scheduled to be held on Tuesday, November 21, 2006, commencing at 12:00 p.m. local time, at 250 Corporate Boulevard, Suite E & F, Newark, Delaware 19702. This Proxy Statement and the accompanying proxy card are first being mailed to Shareholders on or about October 26, 2006.

Outstanding Shares and Voting Rights

The Board of Directors of the Company (the “Board of Directors”) has set the close of business on September 29, 2006 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 19,662,342 shares of the Company’s common stock (“Common Stock”) outstanding. These securities constitute the only class of securities entitled to vote at the Meeting.

The holder of each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter to be considered.

Quorum and Voting

The presence at the Meeting, in person or by proxy, of the holders of shares representing a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business.

Required Vote for Directors

The election of directors will be determined by a plurality vote. Because directors are elected by a plurality of the votes cast, withholding authority to vote with respect to one or more nominees likely will have no effect on the outcome of the election, although shares for which authority is withheld would be counted as present for purposes of determining the existence of a quorum.

Similarly, any “broker non-votes” (i.e., shares of Common Stock held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are not considered to be votes cast and therefore, would have no effect on the outcome of the election of directors, although they would be counted as present for purposes of determining the existence of a quorum.

Required Vote for Other Proposals

Proposal No. 2 requires the approval of a majority of the votes represented by the shares of stock present and entitled to vote thereon. Therefore, abstentions will have the same effect as votes against such proposal. Broker non-votes will be treated as shares not entitled to vote and will not be included in the calculation of the number of votes represented by shares present and entitled to vote.

Revocability of Proxies

Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company or by the presentation at the Meeting of an instrument of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attendance at the Meeting and the casting of a written ballot in person. Unless so revoked, the shares represented by proxies will be voted at the Meeting in accordance with the instructions on the proxy card or, as to any matter as to which no instructions are given, FOR the election of the proposed nominees and FOR the other proposal.

Shareholder Proposals

If a shareholder wishes to submit a proposal to be included in the proxy materials for the 2007 Annual Meeting of Shareholders, the Company must receive such proposal by July 24, 2007. Shareholder proposals to be presented at the 2007 Annual Meeting of Shareholders, but not included in the related proxy material, must be received no later than October 7, 2007. The Company is not required to include shareholder proposals in the proxy materials relating to the 2007 Annual Meeting of Shareholders if such proposal does not meet all of the requirements for inclusion established by the Securities and Exchange Commission (the “SEC”) and the Company’s By-laws in effect at that time.

Solicitation

The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card, and any additional material which may be furnished to shareholders by the Company. The Company’s solicitation of proxies will be made by the use of the mails and through direct communication with certain shareholders or their representatives by officers, directors and employees of the Company, who will receive no additional compensation therefor.

SECURITY OWNERSHIP

The following table shows, as of October 16, 2006, the number and percentage of shares of the Company’s common stock owned beneficially by (i) each director, (ii) each executive officer, (iii) all executive officers and directors as a group, and (iv) each person who is known by us to own beneficially more than 5% of our common stock. All common stock with respect to which a person has the right to acquire beneficial ownership within 60 days is considered beneficially owned by that person for purposes of this table even though such stock may not be actually outstanding. Unless otherwise noted, all shares are owned directly with sole voting and sole investment power and the address is c/o Theater Xtreme Entertainment Group, Inc., 250 Corporate Boulevard, Suite E & F, Newark, Delaware 19702.

Name of Beneficial Owner	Amount(1)	Percent of Class(2)
Scott R. Oglum	3,618,275(3)	18.26%
James J. Vincenzo	93,336(4)	*
David Hludzinski	193,189(5)	*
W. James Ludlow	173,203(6)	*
Linda Oglum	2,978,000(7)	15.02%
Justin L. Schakelman	500,006	2.52%
H. Gregory Silber	37,500(8)	*
Kenneth D. Warren	173,340(9)	*
The Werwinski Family Limited Partnership	2,070,275(10)	10.45%
All directors and executive officers together as a group (7 persons)	4,788,849	23.94%

* Represents less than 1% of the Company’s common stock.

(1)
This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the SEC. On that basis, the Company believes that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except as otherwise indicated in the footnotes to this table.

(2)	Applicable percentages are based on 19,820,675 shares outstanding on October 16, 2006, adjusted as required by rules promulgated by the SEC.

(3)	Does not include 2,978,000 shares owned by Linda Oglum, Mr. Oglum’s spouse. Mr. Oglum disclaims any beneficial interest in the shares owned by his wife.

(4)
In addition, Mr. Vincenzo owns options to purchase 416,667 shares of Company Common Stock at an exercise price of $0.35 per share for 166,667 of such options and $1.00 for 250,000 of such options. No further options shall vest in the next 60 days.

(5)
In addition, Mr. Hludzinski owns options to purchase 50,000 shares of Company common stock at an exercise price of $0.35 per share. Of these options, 12,500 have vested. No further options shall vest in the next 60 days.

(6)
In addition, Mr. Ludlow owns options to purchase 50,000 shares of Company common stock at an exercise price of $0.35 per share. Of these options, 12,500 have vested. No further options shall vest in the next 60 days.

(7)	Does not include 3,618,275 shares owned by Scott Oglum, Mrs. Oglum’s spouse. Mrs. Oglum disclaims any beneficial interest in the shares owned by her husband.

(8)
In addition, Mr. Silber owns options to purchase 50,000 shares of Company common stock at an exercise price of $0.35 per share. Of these options, 12,500 have vested. No further shares will vest in the next 60 days.

(9)
In addition, Mr. Warren owns options to purchase 450,000 shares of Company common stock at an exercise price of $0.35 per share. Of these options, 115,000 have vested. No further options shall vest in the next 60 days. Does not include 20,006 shares owned by Hildaura Warren, Mr. Warren’s spouse. Mr. Warren disclaims beneficial interest in the shares owned by his wife.

(10)	Robert and Edna Werwinski are the general partners of the limited partnership and have shared power to vote and dispose of such shares. Their address is 3 Chipmunk Lane, Kennett Square, PA, 19348.

PROPOSAL 1

Election of Directors

(Item 1 on Proxy Card)

Nominees

The directors will be elected at the Meeting to serve until the next Annual Meeting of Shareholders following their election and until their respective successors have been duly elected and qualified, or until the director’s earlier death, resignation, or removal. Directors will be elected by a plurality of the votes properly cast in person or by proxy. If so authorized, the persons named in the accompanying proxy card will vote the shares represented by the accompanying proxy card for the election of each nominee named in this Proxy Statement. Shareholders who do not wish their shares to be voted for a particular nominee may so indicate in the space provided on the proxy card. If any nominee becomes unable or unwilling to serve at the time of the Meeting, which is not anticipated, the Board of Directors, in its discretion, may designate a substitute nominee or nominees, in which event the shares represented by the accompanying proxy card will be voted for such substituted nominee or nominees. All of the nominees for election currently serve as directors, and have consented to continue to serve if elected.

The following table sets forth information as of October 23, 2006 with respect to the nominees and the continuing directors:

Name of Nominee or Director	Age	Principal Occupation	Director Since
Scott R. Oglum	50	Chairman and Chief Executive Officer, and Director	2005
Justin L. Schakelman	30	Vice President, Secretary and Director	2005
David R. Hludzinski	41	Director	2005
W. James Ludlow	52	Director	2005
H. Gregory Silber	39	Director	2005

Scott R. Oglum is Chairman Chief Executive Officer and the founder of the Company and has a background in franchise sales and marketing, having developed the Second Source Computer Center franchise organization in the early 1990’s. Mr. Oglum started Second Source Computer Center in October 1988 and was the owner of that business, until it was sold in February, 2004. Prior to 1988, his background was managing computer franchise stores on the East coast and Texas, working for Entre Computer Center. Mr. Oglum has served as the chief executive officer of the Company since its inception in September, 2003 as Theater Xtreme, Inc. Mr. Oglum also served as President of the Company until December 27, 2005. His educational background includes an undergraduate degree earned at the University of Wisconsin - Madison, where he also attended the Graduate School of Business.

David R. Hludzinski was elected as a director in 2005 and is the Americas Sales Manager for Planar Systems, Inc. where he has been responsible for starting up the consumer video business unit in the Americas and for creating and developing relationships with strategic partners in the consumer electronics industry. Mr. Hludzinski’s career in sales and management began with Sony Corporation, where he advanced to Sr. Account Manager for the Consumer Application Group and increased core business ten-fold. During his tenure at Sony (1992 to 1998), he played a strategic role in Sony’s entry into the digital satellite market. Subsequent to Sony, he served as the Business Development Manager for InFocus® Corporation. During his time at InFocus (1998-2006) he developed new markets in catalog sales, e-commerce, and created new global accounts. Mr. Hludzinski holds a B.A. in sociology with a minor in business from the State University of New York at Albany

W. James Ludlow was elected as a director in 2005 and is the CEO, CFO and co-founder of Imirage. Formed in 1994, Imirage provides Internet related marketing and technology strategic support to 60 mid-Atlantic based clients with well-known names. Additionally, Mr. Ludlow has been instrumental in leading the development, marketing and deployment of two, enterprise, web-based portal software programs and a patent-pending software application that wirelessly enables web site content and software programs. Mr. Ludlow spent 24 years in a variety of financial, technical and operating management positions at DuPont and Air Products and Chemicals. His expertise centered in providing financial advice, business process improvement and the deployment of electronic commerce technologies. He has 22 published professional articles and has been quoted in many publications including Harvard Business Review and Fortune. Mr. Ludlow has taught 14 accounting and finance courses at the University of Delaware and Penn State University and has spoken at many conferences and panels. He has also worked in leadership and Board positions with several organizations including the Chemical Industry Data Exchange. In 1994, his first book, The Road to Wealth, which reflects his personal investment philosophies and advice, appeared in bookstores nationwide. He holds an MBA in Finance from Indiana University.

Justin L. Schakelman is Corporate Vice President - Marketing, Communications and Training and Secretary has served in that capacity since February 11, 2005, upon consummation of the merger between Theater Xtreme, Inc. and BF Acquisition Group II, Inc. He was elected as a director in 2005. From September 2003 until February 11, 2005, Mr. Schakelman was employed by the Company’s predecessor, Theater Xtreme, Inc. Mr. Schakelman served as a non-compensated employee until January 2005. From September 2001 until May 2004, he pursued a doctorate in educational technology at the University of Delaware, and from September 1997 until May 2001, he attended Shippensburg University in Shippensburg, Pennsylvania. Mr. Schakelman is Mr. Oglum’s step-son.

H. Gregory Silber was elected as a director in 2005 and has been President and CEO of Intelligent Systems, Inc., a custom software-consulting firm specializing in IT solutions for the pharmaceutical industry since 2001. Prior to 2001, he served as President of G-Soft Consulting in Delaware. During his 17 years of experience in the technology industry, Mr. Silber has held executive positions in three successful companies. He has held a position on the board of directors of the Delaware Academy of Science since 1999. In addition, Mr. Silber has taught Computer Science at the University of Delaware since 1999, and has published several scientific papers in Computational Linguistics and Artificial Intelligence. He regularly speaks at universities and conferences, internationally. Mr. Silber holds a Master of Science degree from the University of Delaware in computer science and artificial intelligence.

The Board of Directors recommends a vote FOR each nominee listed in Proposal 1.

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accountants

(Item 2 on Proxy Card)

The Board serving in the capacity as the Audit Committee has appointed Morison Cogen LLP as the Company’s independent registered public accountants for the Company’s 2007 fiscal year, and has recommended that the shareholders vote for ratification of such appointment. A representative of Morison Cogen LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Neither the Company’s By-laws nor other governing documents or law require shareholder ratification of the appointment of Morison Cogen LLP as the Company’s independent registered public accountants. However, the Company is submitting the appointment of Morison Cogen LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Company will reconsider whether to retain such firm. Even if the appointment is ratified, the Company in its discretion may direct the appointment of different independent public accountants at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The affirmative vote of the majority of the votes represented by the holders of shares present in person or represented by proxy and entitled to vote at the Meeting will be required to ratify the appointment of Morison Cogen LLP.

The Board of Directors recommends a vote FOR Proposal 2.

Independence of the Board of Directors

After review of all relevant information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and its senior management and independent auditors, the Board of Directors has determined affirmatively that W. James Ludlow, H. Gregory Silber and David R. Hludzinski are independent directors within the meaning of the rules promulgated by the Securities and Exchange Commission.

Committees, Shareholder Nominations and Code of Ethics

Directors do not receive compensation for their services as directors.

The Company does not currently have any standing committees of the Board of Directors. The entire Board serves in the capacity of the audit committee. James Ludlow serves as the audit committee financial expert as such term is defined by the rules promulgated by the Securities and Exchange Commission. A majority of the Board of Directors, including Mr. Ludlow, is independent, as such term is defined in the rules promulgated by the Securities and Exchange Commission. The Board of Directors held five (5) meetings during fiscal year 2006.

The Company’s Code of Business Conduct and Ethics applies to all employees, including the principal executive officer and principal financial officer. A copy of such code of ethics is posted on the Company’s website at www.theaterxtreme.com.

All Company directors are expected regularly to attend Board and committee meetings and shareholder meetings and to spend the time needed, and meet as frequently as necessary, to discharge their responsibilities properly. During fiscal year 2006, each member of the Board of Directors attended at least 75% in the aggregate of the number of meetings of the Board of Directors, held during the period for which he was a director.

The independent directors approve the compensation of the executive officers.

The Board does not feel it is necessary to have a Nominating Committee because the Company does not anticipate the need to locate new board members on any repeated basis. The Company does not currently have procedures in place whereby shareholders may recommend nominees to the Board of Directors. At this time, the Company relies heavily on its Board members and their experience, and the Board does not feel it is necessary at this time to locate new board members. Accordingly, at the present time, the Board also will not accept director nominations from shareholders.

Audit and Related Fees

Morison Cogen LLP is the Company’s independent accounting firm and has audited the financial statements of the Company since October, 2004.

For the fiscal years ended June 30, 2006 and 2005, Morison Cogen LLP billed the Company aggregate fees as follows unless the payee is indicated otherwise:

Type of Fees	Fiscal 2006 Fees	Fiscal 2005 Fees

Audit Fees	$23,000	$24,000
Audit-Related Fees	$40,820	$ 1,500
Tax Fees	$ 850	$ 0
All Other Fees	$ 2,435 (1)	$ 5,000 (1)
________________________________
(1) Paid to Dale Gravatt, CPA. Fiscal 2006 reflects tax services rendered and Fiscal 2005 reflects amounts for accounting and tax services rendered.

All of the services provided by Morison Cogen LLP in the fiscal years ended June 30, 2006 and 2005 were approved in advance by the Board. The Board is in the process of developing a formal pre-approval policy and expects to adopt it in the near future.

Executive Officers of the Company

The following table sets forth certain information with respect to the executive officers of the Company as of October 23, 2006.

Name	Age	Position with the Company

Scott R. Oglum	50	Chairman and Chief Executive Officer, and Director
Kenneth D. Warren	47	President and Chief Operating Officer
Justin L. Schakelman	30	Vice President, Secretary and Director
James J. Vincenzo	60	Treasurer and Chief Financial Officer

The following description contains certain information concerning Mr. Vincenzo and Mr. Warren; information about Messrs. Oglum and Schakelman, is found beginning on page 5.

James J. Vincenzo is Chief Financial Officer and Treasurer and has served in that capacity since October 14, 2005. Prior to joining the Company, Mr. Vincenzo was employed by Physiometrics, Inc., a healthcare service firm, of Mount Laurel NJ from January, 2005 to September, 2005 and served as its Chief Financial Officer until September 30, 2005. Prior to Physiometrics, Mr. Vincenzo was a self-employed consultant from 1999 to 2004 with Grimble & Company, Inc., a management consulting firm. During that time, in 2001, he also served as Treasurer for PurelyWeb Corporation, an enterprise software company. Prior to Grimble & Company, he worked for Claneil Enterprises, Inc., a venture and investment firm, since 1980 in various of their affiliated companies serving as an officer in certain of their business units. Mr. Vincenzo holds a BS from Villanova University and an MBA from the Wharton School of the University of Pennsylvania.

Kenneth D. Warren has been President and Chief Operating Officer since December 27, 2005. Prior to that time, Mr. Warren served as Executive Vice President - Franchising and previously Director - Franchising, since February 11, 2005. From January 2004 until the merger on February 11, 2005, he served as Vice President of Theater Xtreme, Inc. From November, 1999 to December, 2003, Mr. Warren served as General Manager of Outten Brothers Furniture located in Dover, Delaware. He has a 20 year background in sales and management, having worked in the automotive, furniture and computer industries. His expertise is in operating efficiencies and sales management. He attended Washington State University where he specialized in business administration.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation received by the executive officers of the Company:

					Long-Term Compensation
	Annual Compensation				Awards Payouts
Name and Principal Position	Fiscal Year(1)	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)
Scott Oglum Chairman and Chief Executive Officer	2006	$206,400	$0	$6,780(2)	__	__	__	__
	2005	$86,400	$119,100	$4,234(2)	—	—	—	—
	2004	$43,200	$20,963	$2,117(2)	—	—	—	—
James J. Vincenzo(5) Treasurer and Chief Financial Officer	2006	$67,082	$3,500	$2,937(2)
	2005	—	—	—	—	—	—	—
	2004	—	—	—	—	—	—	—
Justin Schakelman Corporate Vice President, Secretary and Director	2006	$60,969	$0	$1,359(2)
	2005	$24,000	$215	$268(2)	—	—	—	—
	2004	(4)	(4)	993(2)
Kenneth D. Warren President and Chief	2006	$99,996	$27,963	$724(3)	—	—	—	—
Operating Officer	2005	$60,000	$36,570	$1,261(3)	—	—	—	—
	2004	$26,200	—	$185(3)	—	—	—	—

(1) The 2004 fiscal year compensation represents compensation received from January 1, 2004 to June 30, 2004.
(2) Reflects reimbursement of vehicle costs and out-of-pocket business expenses.
(3) Reflects reimbursement for out-of-pocket business expenses.
(4) Mr. Schakelman was a non-compensated employee until January, 2005.
(5) Mr. Vincenzo joined the Company on October 3, 2005.

Option Grants In Last Fiscal Year

The following table sets forth information concerning the grant of stock options during fiscal year 2006 to the executive officers names in the summary compensation table. All such grants were made under the Company’s 2005 Stock Option Plan.

	Individual Grants				Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (10 yrs) (2)

Name of Executive	Number of Securities Underlying Options Granted	% of Total Options Granted to all Employees in Fiscal 2006 (1)	Exercise or Base Price per Share	Expiration Date	At 5% Annual Growth Rate	At 10% Annual Growth Rate

Scott R. Oglum	--	--	$--	--	$--	$--
James J. Vincenzo (3)	250,000	29%	$0.35	2015	$142,500	$227,000
James J. Vincenzo (4)	250,000	29%	$1.00	2016	$407,200	$648,400
Justin L. Schakelman	--	--	$--	--	$--	$--
Kenneth D. Warren (3)	220,000	26%	$0.35	2015	$125,400	$199,700

(1)	During its 2006 fiscal year, the Company granted to employees 850,000 options to purchase shares of Common Stock.

(2)
The potential realizable values are based on an assumption that the stock price of the shares of common stock appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account contractual provisions of the options which provide for nontransferability or vesting. These amounts are calculated based on the requirements promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth of the common stock.

(3)	Options granted vest in increments of one-third of the total number of options granted on the first, second and third anniversary dates of the date of grant

(4)	Options granted vest in increments of one-fourth of the total number of options granted on the first, second, third and fourth anniversary dates of the date of grant

Aggregated Option Exercises in the 2006 Fiscal Year and Value of Options at June 30, 2006

	Exercised in 2006 Fiscal Year		Number of Unexercised Options at June 30, 2006		Value of Unexercised In-the-Money Options at June 30, 2006
Name of Executive	Shares Acquired on Exercise	Value Realized	Exercisable	Un- exercisable	Exercisable	Un- exercisable

Scott R. Oglum	0	-	-	0	$-	$-
James J. Vincenzo	0	-	0	500,000	$0	$337,500
Justin L. Schakelman	0	-	-	0	$-	$-
Kenneth D. Warren	0	-	115,000	335,000	$40,250	$117,250

None of the above named executive officers held any stock appreciation rights at June 30, 2006.

Equity Compensation Plan Information

The following table summarizes information regarding securities authorized for issuance under the Company’s Plan as of June 30, 2006:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,590,000	$0.47	410,000
Equity compensation plans not approved by security holders	0	$0	0
Total:	1,590,000	$0.47	410,000

Directors do not receive compensation for their services as directors. The Company has not entered into any employment or consulting agreements with any of its officers or directors.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review of the Company’s Audited Financial Statements for the 2006 Fiscal Year

The Board, serving in the capacity of the Audit Committee, has reviewed and discussed the audited financial statements of the Company for the 2006 fiscal year with the Company’s management. The Board has discussed with Morison Cogen LLP, the Company’s independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards).

The Board has also received the written disclosures and the letter from Morison Cogan relating to their independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Board has discussed with Morison Cogen LLP the independence of that firm.

Based on the Board’s reviews and discussions noted above, the Board included the Company’s audited financial statements in the Company’s Annual Report on Form 10-KSB for the 2006 fiscal year, for filing with the SEC.

The entire Board serving as the Audit Committee:

Scott R. Oglum
David R. Hludzinski
W. James Ludlow
H. Gregory Silber
Justin L. Schakelman

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and ten percent Shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the 2005 fiscal year, the following report was filed late: a Form 4 for Mr. Hludzinski due to purchases in the 506 offering which was filed on August 11, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of the video components sold by the Company bear the InFocus® brand name and are purchased through distributors authorized to sell InFocus® products. A Company’s director, who is also a shareholder of the Company, David R. Hludzinski, was formerly employed by InFocus® Corporation through June, 2006 as its Business Development Manager for the Consumer sector where he was chiefly responsible for starting up the consumer business unit in North America and for creating and developing relationships with strategic partners in the consumer electronics industry. Aggregate purchases of product bearing the InFocus® brand name amounted to approximately $350,000 and $640,000 for the fiscal years ended June 30, 2006 and 2005, respectively.

In September, 2006, the Company entered into a distribution agreement with Planar Systems, Inc. to distribute their existing and future product lines comprised of video screens and video components. Mr. Hludzinski is currently employed by Planar as its Americas Sales Manager where he is currently working to launch Planar’s consumer video line. As of October 16, 2006, the Company has not purchased any video line products from Planar.

Justin Schakelman, who is a director and Corporate, Executive Vice President-Marketing, Communications and Training, is the step-son of Scott Oglum, Chief Executive Officer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

To the knowledge of the Company, no interlocking relationship exists between any member of the Company’s Board of Directors in its capacity as Compensation Committee and any other member of the board of directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past.

COMMUNICATIONS FROM SHAREHOLDERS TO THE BOARD OF DIRECTORS

The Board of Directors has adopted a formal process by which shareholders may communicate with the Board or any of its directors. Shareholders who wish to communicate with the Board of Directors may do so by sending a written communication addressed to the Company’s Corporate Secretary at Theater Xtreme Entertainment Group, Inc., 250 Corporate Boulevard, Suite E & F, Newark, Delaware 19702. All such communications will be compiled by the Corporate Secretary and submitted to the Board of Directors or the individual director so designated on a periodic basis. The Board of Directors has instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward items if they are deemed of a commercial, irrelevant or frivolous nature or otherwise inappropriate for consideration by the Board of Directors. These screening procedures are designed to assist the Board of Directors in reviewing and responding to shareholder communications in an appropriate manner, and have been approved by a majority of the independent directors of the Board of Directors. All communications directed to the Audit Committee in accordance with the procedures set forth in this paragraph that relate to questionable accounting or auditing matters involving the Company will be forwarded promptly and directly to James Ludlow.

GENERAL INFORMATION

Shareholders who wish to obtain, free of charge, a copy of the Company’s Annual Report on Form 10-KSB for the 2006 fiscal year, as filed with the SEC, may do so by writing or calling Justin L. Schakelman, Secretary, Theater Xtreme Entertainment Group, Inc., 250 Corporate Boulevard, Suite E & F, Newark, Delaware 19702 (telephone: 302-455-1334).

With regard to the delivery of annual reports and proxy statements, under certain circumstances the SEC permits a single set of such documents to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder, however, still receives a separate proxy card. This procedure, known as “householding,” reduces the amount of duplicative information received at a household and reduces mailing and printing costs as well.

If one set of these documents was sent to your household for the use of all Company shareholders in your household, and one or more of you would prefer to receive your own set, please contact the Company at the address or telephone number set forth above.

In addition, (i) if any shareholder who previously consented to householding desires to receive a separate copy of the proxy statement or annual report for each shareholder at his or her address or (ii) if any shareholder shares an address with another shareholder and both shareholders of such address desire to receive only a single copy of the proxy statement or annual report, then such shareholder should contact the Company at the address or telephone number set forth above.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THEATER XTREME ENTERTAINMENT GROUP, INC.

The undersigned hereby appoints James J. Vincenzo and Monica Efe proxies for the undersigned, each with power to appoint his or her substitute, and authorizes each of them acting alone, or together if more than one is present, to represent and to vote, as specified below, all of the shares of the undersigned held of record by the undersigned on September 29, 2006, at the Annual Meeting of Shareholders of Theater Xtreme Entertainment Group, Inc. (the “Company”) on November 21, 2006, and at all postponements and adjournments thereof, on the matters set forth herein and in the discretion of the proxies for the transaction of such other business as may come before the meeting.

_____________________________________

_____________________________________

Your signature should appear exactly as your name appears in the space at the left. For joint accounts, any co-owner may sign. When signing in a fiduciary or representative capacity, please give your full title as such. If a corporation or partnership, sign in full corporate or partnership name by authorized officer or partner.

Date:_________________________________, 2006

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1.	ELECTION OF FIVE DIRECTORS TO SERVE FOR A ONE-YEAR TERM (UNTIL THE 2007 ANNUAL MEETING OF SHAREHOLDERS)

/_/ FOR all nominees listed below	/_/ WITHHOLD AUTHORITY to vote for
(except as marked to the contrary below):	all nominees listed below

Scott Oglum     David Hludzinski     W. James Ludlow     Justin Schakelman     H. Gregory Silber

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee’s name in the following space:

________________________________________________________________________

2.	RATIFICATION OF APPOINTMENT OF MORISON COGEN LLP AS THE COMPANY’S REGISTERED INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2007.

/_/ FOR	/_/ AGAINST	/_/ ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH NOMINEE AND “FOR” RATIFICATION OF THE SELECTION OF MORISON COGEN LLP AS THE COMPANY’S REGISTERED INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY’S 2007 FISCAL YEAR. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE SIGN AND DATE THIS PROXY CARD ON THE OTHER SIDE AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE.
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